UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2020

FS KKR CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00757 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amended and Restated CLO Indenture and CLO Reset Transaction

On June 25, 2019, FS KKR MM CLO 1 LLC, or the Issuer, a Delaware limited liability company and a wholly-owned and consolidated special-purpose financing subsidiary of FS KKR Capital Corp., or the Company, completed a $378,700,000 term debt securitization, or the Original CLO Transaction. On December 22, 2020, the notes offered by the Issuer in the Original CLO Transaction were refinanced, or the CLO Reset Transaction, pursuant to an Amended and Restated Indenture, dated December 22, 2020, by and between the Issuer and US Bank National Association, as trustee.

The CLO Reset Transaction was executed through a private placement of $383,700,000 of senior secured notes of the Issuer consisting of: (i) $281,400,000 of Class A-1R Senior Secured Floating Rate Notes, which bear interest at three-month LIBOR plus 1.85% per annum; (ii) $20,500,000 of Class A-2R Senior Secured Floating Rate Notes, which bear interest at three-month LIBOR plus 2.25% per annum; (iii) $32,421,000 of Class B-1R Senior Secured Floating Rate Notes, which bear interest at three-month LIBOR plus 2.60% per annum; (iv) $17,379,000 of Class B-2R Senior Secured Fixed Rate Notes, which bear interest at 3.011% per annum and (v) $32,000,000 of Class C-R Secured Deferrable Floating Rate Notes, or the Class C Notes, which bear interest at three-month LIBOR plus 3.10% per annum, or collectively, the CLO Reset Notes. The Company holds 100% of the Class C Notes and has held membership interests in the Issuer, or the Membership Interests, since the Issuer’s formation on January 28, 2019. The Membership Interests do not bear interest and had a nominal value of approximately $128,800,000 at closing of the CLO Reset Transaction. The CLO Reset Notes are scheduled to mature on January 15, 2031.

The CLO Reset Notes are the secured obligations of the Issuer, and the Amended and Restated Indenture governing the CLO Reset Notes includes customary covenants and events of default. The CLO Reset Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company will continue to serve as portfolio manager to the Issuer pursuant to an Amended and Restated Portfolio Management Agreement between the Company and the Issuer, or the Portfolio Management Agreement. For so long as the Company serves as portfolio manager, the Company will elect to irrevocably waive any base management fee or subordinated interest to which it may be entitled under the Portfolio Management Agreement. The obligations of the Issuer under the CLO Reset Transaction are non-recourse to the Company.

The description of the Amended and Restated Indenture contained in this Current Report on Form 8-K does not purport to complete and is qualified in its entirety by reference to the full text of the Amended and Restated Indenture attached hereto as Exhibit 10.1.

Second Amendment and Restatement of the Senior Secured Revolving Credit Facility

On December 23, 2020, the Company entered into a second amended and restated senior secured revolving credit facility, or the Second Amended and Restated Senior Secured Revolving Credit Facility, with FS KKR Capital Corp. II, or FSKR, as borrowers, JPMorgan Chase Bank, N.A., or JPMorgan, as administrative agent, ING Capital LLC, or ING, as collateral agent, and the lenders party thereto, which amended and restated the senior secured revolving credit facility originally entered into on August 9, 2018, which was subsequently amended and restated on November 7, 2019, among the Company and FSKR, as borrowers, JPMorgan, as administrative agent, ING, as collateral agent, and the lenders party thereto. The Second Amended and Restated Senior Secured Revolving Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $4,025,000,000 with an option for the Company to request, at one or more times, that existing and/or new lenders, at their election, provide up to $2,012,500,000 of additional commitments. The Second Amended and Restated Senior Secured Revolving Credit Facility initially provides for a sublimit available for the Company to borrow up to $1,615,000,000 of the total facility amount, subject to increase or reduction from time to time pursuant to the terms of the Second Amended and Restated Senior Secured Revolving Credit Facility and the oversight and approval of the Company’s board of directors. A sublimit of the total facility amount also is available to FSKR, as an additional borrower, and the obligations of the borrowers under the Second Amended and Restated Senior Secured Revolving Credit Facility are several (and not joint) in all respects. The Second Amended and Restated Senior Secured Revolving Credit Facility provides for the issuance of letters of credit in an initial aggregate face amount of up to $400,000,000, with a sublimit available for the Company to request the issuance of letters of credit in an aggregate face amount of up to $99,646,529.56, subject to increase or reduction from time to time pursuant to the terms of the Second Amended and Restated Senior Secured Revolving Credit Facility.

Availability under the Second Amended and Restated Senior Secured Revolving Credit Facility will terminate on December 23, 2024, or the Revolver Termination Date, and the outstanding loans under the Second Amended and Restated Senior Secured Revolving Credit Facility will mature on December 23, 2025. The Second Amended and Restated Senior Secured Revolving Credit Facility also requires mandatory prepayment of interest and principal upon certain events during the term-out period commencing on the Revolver Termination Date and at certain other times when the Company’s adjusted asset coverage ratio is less than 185%.

Borrowings under the Second Amended and Restated Senior Secured Revolving Credit Facility are subject to compliance with a borrowing base test. Interest under the Second Amended and Restated Senior Secured Revolving Credit Facility for (i) loans for which the Company elects the base rate option, (A) if the value of the borrowing base is equal to or greater than 1.85 times the aggregate amount of certain outstanding indebtedness of the Company, or the Combined Debt Amount, is payable at an “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by JPMorgan, (b) the sum of (x) the greater of (I) the federal funds effective rate and (II) the overnight bank funding rate plus (y) 0.5%, and (c) the one month LIBOR plus 1% per annum) plus 0.75% and, (B) if the value of the borrowing base is less than 1.85 times the Combined Debt Amount, the alternate base rate plus 1.00%; and (ii) loans for which the Company elects the Eurocurrency option (A) if the value of the borrowing base is equal to or greater than 1.85 times the Combined Debt Amount, is payable at a rate equal to LIBOR plus 1.75% and (B) if the value of the borrowing base is less than 1.85 times the Combined Debt Amount, is payable at a rate equal to LIBOR plus 2.00%. The Company will pay a commitment fee of at least 0.375% and up to 0.50% per annum (based on the immediately preceding quarter’s average usage) on the unused portion of its sublimit under the Second Amended and Restated Senior Secured Revolving Credit Facility during the revolving period. The Company also will be required to pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued at the request of the Company under the Second Amended and Restated Senior Secured Revolving Credit Facility.

In connection with the Second Amended and Restated Senior Secured Revolving Credit Facility, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio (or, if greater, the statutory requirement then applicable to the Company).

The Second Amended and Restated Senior Secured Revolving Credit Facility contains events of default customary for facilities of this type. Upon the occurrence of an event of default, JPMorgan, at the instruction of the lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Second Amended and Restated Senior Secured Revolving Credit Facility immediately due and payable.

The Company’s obligations under the Second Amended and Restated Senior Secured Revolving Credit Facility are guaranteed by certain of the Company’s subsidiaries. The Company’s obligations under the Second Amended and Restated Senior Secured Revolving Credit Facility are secured by a first priority security interest in substantially all of the assets of the Company and certain of the Company’s subsidiaries thereunder.

The foregoing description of the Second Amended and Restated Senior Secured Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Senior Secured Revolving Credit Facility attached hereto as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Indenture, dated December 22, 2020, by and between FS KKR MM CLO 1 LLC and U.S. Bank National Association.

10.2	Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 23, 2020, by and among FS KKR Capital Corp. and FS KKR Capital Corp. II, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent, ING Capital LLC, as collateral agent, and the lenders, documentation agents, joint bookrunners, and joint lead arrangers party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR CAPITAL CORP.

Date: December 29, 2020	By:	/s/ Stephen Sypherd
		Name:	Stephen Sypherd
		Title:	General Counsel